UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 23, 2014

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01     Other Events.

As previously reported by Ormat Technologies, Inc. (the “Company”), on November 10, 2014, the Company entered into a Share Exchange Agreement and Plan of Merger (the “Share Exchange Agreement”) with Ormat Industries Ltd., an Israeli corporation which currently owns approximately 59.75% of the Company’s outstanding common stock (“Parent”), and Ormat Systems Ltd., an Israeli corporation that is wholly-owned by the Company.

The Company has been informed by Parent that at a special meeting of its shareholders held on December 23, 2014, Parent shareholders voted to adopt the Share Exchange Agreement and to approve the transactions contemplated by that agreement. The Parent shareholder approval is one of the conditions to the consummation of the Share Exchange Agreement. The transactions under the Share Exchange Agreement remain subject to Israeli court approval and satisfaction of other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By	/s/ ISAAC ANGEL
Name: Isaac Angel
Title: Chief Executive Officer

Date: December 23, 2014

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